Exhibit 5

[Polaroid logo]



Thomas M. Lemberg                          Polaroid Corporation
Senior Vice President,                     549 Technology Square
General Counsel and Secretary              Cambridge, MA  02139
                                           617 386 3228
                                           617 386 3263 / Fax
                                           lembert@polaroid.com




                                   June 14, 1997

Polaroid Corporation
549 Technology Square
Cambridge, MA  02139

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Polaroid Corporation, a Delaware corporation (the "Company"), and I have acted as counsel to the Company, in connection with its Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 3,500,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares").

     I have examined the corporate proceedings of the Company in connection with the Registration Statement and the transactions contemplated thereby, as well as the Registration Statement and the exhibits thereto. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, evidence of corporate action and other instruments and have made such other investigations of law and fact as I have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations, I have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals. I have also assumed the conformity with the originals of all documents submitted to me as copies.

     Based upon and subject to the foregoing, and to the qualifications hereinafter specified, I am of the opinion, assuming effectiveness of the Registration Statement under the Securities Act of 1933, as amended, that:

     The issuance of the Shares has been duly authorized and, when issued and sold as contemplated by the Registration
     Statement, such Shares will be legally issued, fully paid and non-assessable.

     The opinion set forth herein relates solely to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Thomas M. Lemberg

                                   Thomas M. Lemberg